Exhibit 99.1

MICT Reports Financial Results for the Year Ended December 31, 2019

Conference call scheduled for today, February 18, 2020 at 9:00 a.m. EDT

Montvale, NJ – February 18, 2020 - MICT, Inc. (Nasdaq: MICT), today announced financial results for the twelve months ended December 31, 2019.

On November 8, 2019, MICT (i) signed a merger agreement pursuant to which, in connection with the transactions contemplated thereby, MICT shall diversify into the global fintech industry, and (ii) entered into definitive agreements to raise $25 million in convertible debentures.

On January 21, 2020 MICT filed a preliminary proxy statement for the approval of the aforementioned merger and issuance of securities in connection with the financing, among other matters.

The filing of the preliminary proxy statement marks a significant step towards the potential approval and closing of aforementioned transactions, which potentially position MICT in the global fintech industry with a world class proprietary technology platform and a strong balance sheet.

“Having filed a proxy statement in January 2020 with the Securities and Exchange Commission, we look forward to bringing our contemplated merger with Global Fintech Holdings and a contemplated $25 million private placement of convertible debentures (convertible into shares of our common stock at $1.41 per share), among other matters, to a vote of MICT’s shareholders. We believe that the merger and related transactions, which are intended to position MICT in the global fintech industry, will increase shareholder value for MICT,” stated David Lucatz, Chief Executive Officer of MICT. “We thank our shareholders for their support and patience as we’ve made significant progress in 2019 towards our near-term goal of completing the merger and related transactions.”

MICT’s financial results for the twelve months ended December 31, 2019 reflect Micronet, Ltd. revenues for the months of January 2019 and February 2019 only. On February 24, 2019, Micronet closed a public equity offering on the Tel Aviv Stock Exchange which resulted in a dilution of MICT’s ownership interest in Micronet to 37.79%. Thus, based on U.S. GAAP, MICT no longer includes Micronet’s financial results in its consolidated financial statements effective as of March 1, 2019.

Year End 2019 Review

●	Total revenue in 2019 was $477,000, as compared 2018 revenues of $14.2 million.

●	Gross loss for MICT was $369,000 in 2019, as compared to gross profit of $3.5 million in 2018.

●	Research and development expense for MICT in 2019 was $255,000, as compared to $1.9 million in 2018.

●	Selling, general and administrative expense for MICT was $3.2 million in 2019, as compared to $7.9 million in 2018.

●	Net loss attributable to MICT was $4.2 million in 2019, as compared to a net loss of $2.6 million in 2018. On a per share basis, MICT reported a net loss of $0.39 per basic and diluted share from continued operation for 2019, as compared to a net loss of $0.81 per basic and diluted share from continued operation for 2018.

●	As of December 31, 2019, MICT had $3.2 million in cash and equivalents, and no debt.

Conference Call

The Company invites all those interested in participating in the call today, February 18, 2020 at 9:00 a.m. EDT, to dial 1-888 -298 5973. Callers from outside of the U.S. may access the call by dialing: From Europe (including London) dial in +448 0818 90708 From Israel +972 79-939 8931.

user pin: 4444

Please dial in a few minutes before 9:00 a.m. EDT. Participants may also access a live webcast of the conference call through the Investor Relations section of MICT’s website at: http://mixlr.com/servicesmict/

A telephone replay of the call will be available for two weeks at: 1-888 -298 5973. Callers from outside of the U.S- may access the call by dialing: From Europe (including London) dial in +448 0818 90708 From Israel +972 79-939 8931.

user pin: 3333

A slide presentation accompanying management’s remarks can be accessed at www.mict-inc.com.

Important Additional Information Filed with the SEC

THIS PRESS RELEASE CONTAINS ONLY A BRIEF DESCRIPTION OF THE PROPOSED ACQUISITION OF GFH AND THE $25 MILLION DOLLAR CONVERTIBLE DEBENTURES. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE ANY SHARES OF THE COMMON STOCK OF MICT. IN CONNECTION WITH THE PROPOSED ACQUISITION OF GFH AND THE $25 MILLION DOLLAR CONVERTIBLE DEBENTURES, MICT FILED A PRELIMINARY PROXY OF SCHEDULE 14A WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) ON JANUARY 21, 2020 AND INTENDS TO FILE A DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT MATERIALS WITH THE SEC. STOCKHOLDERS OF MICT ARE URGED TO READ MICT’S DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND $25 MILLION DOLLAR CONVERTIBLE DEBENTURES. A DEFINITIVE PROXY STATEMENT WILL BE SENT TO MICT’S STOCKHOLDERS SEEKING THEIR APPROVAL OF THE PROPOSED TRANSACTION. MICT’S STOCKHOLDERS WILL BE ABLE TO OBTAIN THESE DOCUMENTS (WHEN AVAILABLE) FREE OF CHARGE AT THE SEC’S WEB SITE, HTTP://WWW.SEC.GOV. IN ADDITION, THEY MAY OBTAIN FREE COPIES OF THESE BY CONTACTING MICT’S SECRETARY, 28 WEST GRAND AVENUE, SUITE 3, MONTVALE, NJ 07645. MICT, ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE FORTHCOMING SOLICITATION OF PROXIES FROM THE HOLDERS OF MICT COMMON STOCK IN CONNECTION WITH THE PROPOSED ACQUISITION AND $25 MILLION DOLLAR CONVERTIBLE DEBENTURES. A LIST OF THE NAMES AND OTHER INFORMATION REGARDING THE DIRECTORS AND EXECUTIVE OFFICERS OF MICT IS AVAILABLE IN MICT’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, FILED WITH THE SEC ON APRIL 1, 2019. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE.

Participants in Solicitation

MICT and its directors and executive officers, may be deemed to be participants in the solicitation of proxies for the special meeting of MICT’s stockholders to be held to approve the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of MICT’s stockholders in connection with the proposed business combination are set forth in the Company’s preliminary proxy statement. You can find information about MICT’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2019. After such filing, you can obtain free copies of these documents from MICT using the contact information above.

About MICT, Inc.

MICT, Inc. (MICT) operates through Micronet Ltd. (“Micronet”), a former subsidiary, in which the Company previously held a majority ownership interest that has since been diluted to a minority ownership interest. Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

Forward-looking Statement

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. For example, when MICT discusses the potential approval of the merger agreement and financing, that the transactions potentially position MICT in the global fintech industry with a world-class proprietary technology platform and a strong balance sheet and the belief that the closing of the transactions will increase shareholder value for MICT shareholders, it is using forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside MICT’s or GFH’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to obtain stockholder approval of the merger, the inability to complete the transactions contemplated by the merger agreement because of failure of closing conditions or other reasons; the inability to convert the $25 million dollar debentures contemporaneously with the merger, the inability to recognize the anticipated benefits of the proposed business combination and a lack of confirmed market acceptance of GFH, ParagonEx and Beijing Brookfield Interactive; the ability to meet Nasdaq’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; GFH’s ability to manage growth; GFH’s ability to execute its plans to develop and market new products and the timing and costs of these development programs; GFH’s estimates of the size of the markets for its products; the rate and degree of market acceptance of GFH’s products; GFH’s ability to identify and integrate acquisitions; the performance of GFH’s products; rising costs adversely affecting Purple’s profitability; potential litigation involving MICT or GFH; and general economic and market conditions impacting demand for GFH’s products. See the risk factors disclosed in the preliminary proxy statement for the acquisition for additional risks associated with the merger, as well as those included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Neither MICT nor GFH undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact information:

Tel: (201) 225-0190

info@mict-inc.com

MICT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,154	$2,174
Restricted cash	45	-
Trade accounts receivable, net	-	1,010
Short-term loan to Related party Micronet Ltd, net	281	-
Inventories	-	4,345
Other accounts receivable	937	339
Total current assets	4,417	7,868

Property and equipment, net	29	661
Intangible assets, net and others	-	434
Long-term deposit and prepaid expenses	-	703
Restricted cash escrow	477	477
Micronet Ltd. Equity method investment, net	994	-
Total long-term assets	1,500	2,275

Total assets	$5,917	$10,143

MICT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	December 31, 2019	December 31, 2018
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$-	$2,806
Short term credit from others and current portion of long term loans from others	-	3,004
Trade accounts payable	-	1,531
Other accounts payable	290	1,211
Total current liabilities	290	8,552

Long term loans from others	1,856	-
Long term escrow	477	477
Accrued severance pay, net	50	110
Total long term liabilities	2,383	587

Stockholders’ Equity:
Convertible Preferred stock; $0.001 par value, 2,386,363 and 0 shares authorized, issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	2	-
Common stock; $0.001 par value, 25,000,000 shares authorized, 11,089,532 and 9,342,088 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	11	9
Additional paid in capital	14,107	11,905
Additional paid in capital - preferred stock	6,028	-
Accumulated other comprehensive (loss)	70	(117)
Accumulated loss	(16,974)	(12,757)
MICT, Inc. stockholders’ equity	3,244	(960)

Non-controlling interests	-	1,964

Total equity	3,244	1,004

Total liabilities and equity	$5,917	$10,143

MICT, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Share and Loss Per Share data)

	Year ended December 31,
	2019	2018
Revenues	$477	$14,162
Cost of revenues	846	10,652
Gross profit (loss)	(369)	3,510
Operating expenses:
Research and development	255	1,906
Selling and marketing	198	1,582
General and administrative	3,027	6,345
Impairment of goodwill		1,466
Amortization of intangible assets	20	1,298
Total operating expenses	3,500	12,597
Loss from operations	(3,869)	(9,087)

Share in investee losses	795	-
Net profit from loss of control	(299)	-
Finance expense, net	388	1,267
Loss before provision for income taxes	(4,753)	(10,354)
Taxes on income (benefit)	17	606
Net loss from continued operation	(4,770)	(10,960)
Net income from discontinued operation	-	4,894
Total Net Loss	(4,770)	(6,066)
Net loss attributable to non-controlling interests	553	3,456
Net loss attributable to MICT	$(4,217)	$(2,610)
Loss per share attributable to MICT:
Basic and diluted loss per share from continued operation	$(0.39)	$(0.81)
Basic and diluted loss per share from discontinued operation	$-	$(0.53)
Weighted average common shares outstanding:
Basic and diluted	10,697,329	9,166,443